EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated April 29, 2011 (this “Agreement”) is entered into by and between Universal American Corp. (the “Company”), formerly known as Universal American Spin Corp., a Delaware corporation and wholly-owned subsidiary of UAM (as defined below) and Universal American Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Newco Sub”).

In connection with the CVS Transaction, as described in the Confidential Information Memorandum dated April 18, 2011 with respect to the offering of the Initial Securities (as defined below), (i) the Company shall sell to Newco Sub, upon the terms set forth in the initial purchase agreement dated as April 29, 2011 by and between the Company and Newco Sub (the “Initial Purchase Agreement”), 1,600,000 shares of 8.5% Series A Mandatorily Redeemable Preferred Shares (Liquidation Preference $25.00 per share) (the “Initial Securities”) of the Company and (ii) Newco Sub shall sell to Universal American Corp., a New York Corporation and a parent of the Company (“UAM”), and UAC Holding Inc., a Delaware Corporation and wholly-owned subsidiary of UAM (“UAC Holding” and together with UAM, the “Sellers”), upon the terms set forth in the purchase and sale agreement dated as April 29, 2011 by and among the Sellers and Newco Sub (the “Purchase and Sale Agreement”), the Initial Securities.

The Company is a newly formed entity organized under the laws of the State of Delaware for the purpose of owning the businesses that are presently conducted as part of UAM’s Senior Managed Care-Medicare Advantage, Traditional Insurance and Corporate & Other segments upon completion of the CVS Transaction.  Prior to the completion of the CVS Transaction, the Company is a wholly-owned subsidiary of UAM with insignificant assets and no operations.  Following the completion of the CVS Transaction, the Company expects that it will be renamed Universal American Corp.

The Sellers propose to sell to each of the purchasers (the “Purchasers”) party to the purchase agreement dated as of April 26, 2011 by and among the Sellers and each of the purchasers signatory thereto (the “Purchase Agreement”), the Initial Securities upon the terms set forth in the Purchase Agreement.

As an inducement to Newco Sub to enter into the Initial Purchase Agreement, the Company agrees with Newco Sub, for the benefit of Newco Sub and its direct and indirect transferees who are the holders of the Initial Securities from time to time (which include the Sellers and the Purchasers) and the Exchange Securities (as defined below) (collectively, the “Holders”) as follows:

1.  Registered Exchange Offer.  Unless not permitted by applicable law (after the Company has complied with the ultimate paragraph of this Section 1), the Company shall prepare and, not later than 120 days (or if the 120th day is not a business day, the first business day thereafter) (such 120th day or first business day thereafter being an “Exchange Offer Filing Deadline”) after the date on which the Initial Securities are first issued (the “Issue Date”), file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6(d) hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like number of preferred securities (the “Exchange Securities”) of the Company identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters in Section 6 hereof) and that would be registered under the Securities Act.  The Company shall use its commercially reasonable efforts to (i) cause such Exchange Offer Registration Statement to become effective under the Securities Act within 180 days after the Issue Date (or if the 180th day is not a business day, the first business day thereafter) (such 180th (or first business day thereafter) day being an “Effectiveness Deadline”) and (ii) keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”).

If the Company commences the Registered Exchange Offer, the Company (i) will be entitled to consummate the Registered Exchange Offer 30 days after such commencement (provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer) and (ii) shall use commercially reasonable efforts to consummate the Registered Exchange Offer no later than 30 business days (or longer if required by applicable law) after the date on which the Exchange Offer Registration Statement is declared effective (such 30th business day being the “Consummation Deadline”) by the Commission.

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 6(d) hereof) electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover of such prospectus, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section of such prospectus, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 180 days after the consummation of the Registered Exchange Offer.

The Initial Securities and the Exchange Securities are herein collectively called the “Securities”.

In connection with the Registered Exchange Offer, the Company shall:

(a)  mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)  keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c)  utilize the services of a depositary for the Registered Exchange Offer, which may be the American Stock Transfer & Company (the “Transfer Agent”);

(d)  permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e)  otherwise comply in all material respects with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

(x)  accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer;

(y)  cancel or cause the Transfer Agent to cancel all the Initial Securities so accepted for exchange; and

(z)  deliver or cause the Transfer Agent to deliver promptly to each Holder of the Initial Securities, Exchange Securities equal in liquidation preference to the Initial Securities of such Holder so accepted for exchange.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder have been acquired in the ordinary course of business, (ii) such Holder has no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will acknowledge its obligations to deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

If following the date hereof there has been announced a change in Commission policy with respect to exchange offers that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Registered Exchange Offer is permitted by applicable federal law, the Company may, in its discretion, seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate the Registered Exchange Offer.  If the Company so elects, it will pursue the issuance of such a decision to the Commission staff level.  In connection with the foregoing, the Company agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (i) participating in telephonic conferences with the Commission, (ii) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that the Registered Exchange Offer should be permitted and (iii) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

2.  Shelf Registration.  If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company determines that it is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange

Offer is not consummated by the Consummation Deadline, or (iii) any Holder (other than an Exchanging Dealer) notifies the Company within 10 business days following consummation of the Registered Exchange Offer that such Holder is prohibited by law or Commission policy from participating in the Registered Exchange Offer or such Holder may not resell the Exchange Securities acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder; or such Holder is a broker-dealer and holds Initial Securities that are part of an unsold allotment from the original sale of the Initial Securities, the Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iii) occur, including in the case of clause (iii) the receipt of the required notice, being a “Trigger Date”):

(a)  The Company shall, at its cost, use its commercially reasonable efforts to file, on or prior to 120 days after the Trigger Date (or if the 120th day is not a business day, the first business day thereafter) (such 120th day being a “Shelf Registration Statement Filing Deadline”, together with the Exchange Offer Filing Deadline, each, a “Filing Deadline”) with the Commission and thereafter (i) in the case of Section 2(i) above, use its commercially reasonable efforts to cause it to be declared effective (unless it becomes effective automatically upon filing) on or prior to the 180th calendar day following the Issue Date, and (ii) in the case of Section 2(ii) and 2(iii) above, use its commercially reasonable efforts to cause it to be declared effective (unless it becomes effective automatically upon filing) on or prior to the 60th day after the Shelf Registration Statement Filing Deadline (each of such days being an “Effectiveness Deadline”), a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 6(d) hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b)  The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of one year (or for such longer period if extended pursuant to Section 3(j) below) from the effective date of the Shelf Registration Statement or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof) or are saleable pursuant to Rule 144(d) (the “Shelf Registration Period”).  Except as provided elsewhere in this Agreement, the Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

(c)  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.  Registration Procedures.  In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a)  The Company shall (i) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (ii) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies represent the prevailing views of the staff of the Commission; and (iii) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in the prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Sections 3(d) and (f) the names of the Holders who propose to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement as selling securityholders; provided that such Holders have provided the Company with such information prior to the filing of the Shelf Registration Statement or the prospectus supplement, as applicable.

(b)  The Company shall give written notice to the Holders of the Securities included within the coverage of the Shelf Registration Statement and, with respect to clauses (ii) through (v) below, any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)  when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)  of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Commission Rule 405;

(iv)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)  of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c)  The Company shall use its commercially reasonable efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d)  If not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System or similar system, upon the written request of a Holder of Securities included within the coverage of the Shelf Registration, the Company shall furnish to such Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e)  If not otherwise available on the Commission’s EDGAR System or similar system, upon the request of an Exchanging Dealer or Holder, the Company shall deliver to such Exchanging Dealer and to such Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f)  The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request.  The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)  The Company shall deliver to each Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request.  The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h)  Prior to any public offering of the Securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i)  Unless the Securities are in book-entry form, the Company shall cooperate with the Holders of the Securities included within the coverage of the Shelf Registration Statement to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as such Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j)  Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus (and shall keep confidential the cause of such notice for so long as such cause is not otherwise publicly known), and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).  During the period during which the Company is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Company will, prior to the expiration of that Shelf Registration Statement, and use its commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, file a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement; provided, however, in no event shall the Company be obligated to keep any Shelf Registration Statement effective beyond the period as required by Section 2(b) of this Agreement as extended by the number of days provided for in the second sentence of this Section 3(j).

(k)  Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Securities or the Exchange Securities, as the case may be.

(l)  The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(m)  The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Transfer Restricted Securities shall reasonably request in order to facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration.

(n)  In the case of any Shelf Registration, the Company shall make available for inspection by a representative of the Holders of the Securities included within the coverage of the Shelf Registration Statement (an “Inspector”), any underwriter participating in any disposition pursuant to such Shelf Registration Statement and any attorney, accountant or other agent designated by the Holders of a majority of the

Securities to be included in such Shelf Registration and any attorneys and accountants designated by such underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors, employees, accountants and auditors of the Company to supply all relevant information reasonably requested by the Holders of the Securities or any such Inspector, underwriter, attorney or accountant in connection with a Shelf Registration Statement for the limited purpose of and, as may be reasonably necessary to, enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders, by one counsel designated by Holders of a majority of the Securities and provided further, however, that the conduct of the foregoing inspection and information gathering shall be subject to the execution by all persons party to such inspection and information gathering of a confidentiality undertaking in customary form acceptable to the Company with respect to confidential and proprietary information of the Company.

(o)  In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel (who may be an employee of the Company) to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its domestic subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its domestic subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(m) hereof (other than as required by any state securities or “Blue Sky” laws of the federal securities laws of the United States); the compliance in all material respects as to form of such Shelf Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; and, (A) as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein and (B) with respect to underwritten offerings, as of an applicable time identified by such Holders or managing underwriters, the absence from such prospectus taken together with any other documents identified by such Holders or managing underwriters, in the case of (A) and (B), of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent registered public accounting firm and the independent registered public accounting firm with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated.

(p)  If a Registered Exchange Offer is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities, the Company shall mark, or cause to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(q)  If so requested by Holders of a majority of Securities covered by a Registration Statement, or by the managing underwriters, if any, the Company will use its commercially reasonable efforts to, if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by such Registration Statement.

(r)  In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules shall so require, engaging a “qualified independent underwriter” to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(s)  The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

(t)  Each Holder and each Participating Broker-Dealer agrees by acquisition of Initial Securities or Exchange Securities that, upon the Company providing notice to such Holder or Participating Broker-Dealer, as the case may be, (x) of the happening of any event of the kind described in paragraphs (ii) through (v) of Section 3(b) hereof, or (y)

that the Company has determined in good faith after consultation with outside counsel that the Company has a bona fide business purpose for doing so, then, upon providing such notice (which shall refer to this Section 3(t)), the Company may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration Statement, and may suspend the Holders’ use of any prospectus that is a part of the Registration Statement, in all cases, for a period (a “Delay Period”) expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) hereof or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), the date which is 60 days after the Company notifies the Holders of such good faith determination (in which event, in the case of a suspension, a selling Holder shall discontinue sales of Securities pursuant to such Registration Statement). There shall not be more than 60 days of Delay Periods in any three month period or 90 days of Delay Periods in any 12 month period. The period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by a number of days equal to the number of days during any Delay Period.  The Special Dividend Amount (as defined in Section 6 hereof) shall not be payable during any Delay Period.  Upon termination of any condition giving rise to a Delay Period, the Company shall give prompt notice to the Holders and shall promptly proceed with all registration actions that were suspended.  Each Delay Period shall be deemed to begin on the date the relevant Delay notice is given to Holders and shall be deemed to end on the earlier to occur of (1) the date on which the Company gives Holders a notice that the Delay Period has terminated and (2) the date on which the number of days during which a Delay Period has been in effect exceeds, in the aggregate, (x) 60 days in any three month period or (y) 90 days in any 12 month period.

4.  Registration Expenses.

All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including;

(i)  all registration and filing fees and expenses;

(ii)  all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii)  all expenses of printing (including printing certificates for the Securities to be issued in the Registered Exchange Offer and the Private Exchange and printing of Prospectuses), messenger and delivery services and telephone;

(iv)  all fees and disbursements of counsel for the Company;

(v)  all application and filing fees in connection with listing the Exchange Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi)  all fees and disbursements of the independent registered public accounting firm of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

5.  Indemnification.

(a)  The Company agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or issuer free writing prospectus, as defined in Commission Rule 433 (“Issuer FWP”), relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus or amendment or supplement thereto relating to such Securities was required to be delivered (including through satisfaction of the conditions of Commission Rule 172) by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the time of the of the sale of such Securities to such person, an amended or supplemented prospectus or, if permitted by Section 3(d), an Issuer FWP correcting such untrue statement or omission or alleged untrue statement or omission if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.  Provided further, that the Company shall not be liable to any person in any case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such person furnished in writing to the Company by or on behalf of such person expressly for inclusion in the registration statement or in any preliminary, final or supplemental prospectus included therein, or any amendment thereof or supplement thereto.

(b)  Each Holder of the Securities and each Participating Broker-Dealer, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder or Participating Broker-Dealer and furnished to the Company by or on behalf of such Holder or Participating Broker-Dealer specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

(c)  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party; provided that, if the Company is the indemnified party, no indemnifying party shall, without the prior consent of the Company, effect any settlement of any pending action or threatened action.

(d)  If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e)  The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6.  Special Dividend Amount Under Certain Circumstances.

(a)  A special dividend amount (the “Special Dividend Amount”) with respect to the Transfer Restricted Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a “Registration Default”):

(i)  any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline;

(ii)  any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the applicable Effectiveness Deadline;

(iii)  the Registered Exchange Offer has not been consummated on or prior to the Consummation Deadline; or

(iv)  any Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective during the period specified in Section 1 and Section 2(b) of this Agreement, except, in the case of the Exchange Offer Registration Statement, following the consummation of the Registered Exchange Offer with respect to all Securities tendered in connection therewith prior to the expiration of the Registered Exchange Offer or (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) such Registration Statement is a Shelf Registration Statement that has expired before a replacement Shelf Registration Statement has become effective causing an interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions during a time when the Company remains under an obligation to keep a Shelf Registration Statement effective pursuant to this agreement.

Upon a Registration Default, the dividend rate on the Transfer Restricted Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period thereafter until no Registration Default is in effect, up to a maximum increase of 1.00% per annum for all Registration Defaults; provided however, that, if after the date such Special Dividend Amount ceases to accrue, a different Registration Default occurs, the Special Dividend Amount may again commence accruing pursuant to the foregoing provisions.  The Company will not be required to pay the Special Dividend Amount for more than one Registration Default at any given time.  A Holder of Transfer Restricted Securities who is not entitled to the benefit of the Shelf Registration Statement shall not be entitled to the Special Dividend Amount with respect to a Registration Default that pertains to the Shelf Registration Statement.  The Company will not be required to pay the Special Dividend Amount during any Delay Period.  The Company will pay the Special Dividend Amount from the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

(b)  A Registration Default referred to in Section 6(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 45 days, the Special Dividend Amount shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c)  Any Special Dividend Amount due pursuant to Section 6(a) above will be payable in cash on the regular dividend payment dates with respect to the Transfer Restricted Securities.

(d)  “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(d) under the Securities Act.

7.  Rules 144 and 144A.  The Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, the Company will, upon the request of any Holder of Securities that are “restricted securities” within the meaning of Rule 144 and are not saleable pursuant to Rule 144(d), make publicly available other information so long as necessary to permit sales of their Securities pursuant to Rules 144 and 144A.  The Company covenants that it will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).  The Sellers will provide a copy of this Agreement to prospective purchasers of Initial Securities pursuant to the Purchase Agreement identified to the Sellers upon request.  If the Company ceases to be a reporting company under the Exchange Act, upon the request of any Holder of Initial Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.  Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.  Underwritten Registrations.  If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering as managing underwriters will be selected by the Holders of a majority of such Transfer Restricted Securities to be included in such offering, subject to approval by the Company, which will not unreasonably be withheld or delayed.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.  Miscellaneous.

(a)  Remedies.  The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 and 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 1 and 2 hereof.  The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.  The Holders acknowledge and agree that the Special Dividend Amount provided by Section 6 of this Agreement shall be the exclusive monetary remedy available to Holders for any Registration Default.

(b)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority of the Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or consents.  Without the consent of the Holder of each Security, however, no modification may change the provisions relating to the payment of the Special Dividend Amount.

(c)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)  if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(2) if to the Company, at its address as follows:

Universal American Spin Corp.

Six International Drive, Suite 190

Rye Brook, New York 10573

Attn:  Tony L. Wolk, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Fax No.:  (212) 757-3990

Attn:  John C. Kennedy, Esq.

Tracey A. Zaccone, Esq.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(d)  Third Party Beneficiaries.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and Newco Sub, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(e)  Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns.

(f)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(i)  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j)  Securities Held by the Company.  Whenever the consent or approval of Holders of a specified number of Securities is required hereunder, Securities held by the Company or its affiliates (other than Holders of Securities if such Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Purchasers and the Company in accordance with its terms.

Very truly yours,

UNIVERSAL AMERICAN SPIN CORP.

By
/s/ Robert A. Waegelein
Name: Robert A. Waegelein
Title: Executive Vice President

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

UNIVERSAL AMERICAN HOLDINGS LLC

By
/s/ Robert A. Waegelein
Name: Robert A. Waegelein
Title: President

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Securities.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where those Initial Securities were acquired by that broker-dealer as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                    , 201  , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers.  The Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities.  Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

ANNEX D

☐       CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities.  If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.